Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements (Forms S-8 No. 333-44884, 333-74612, 333-98191, 333-116295, 333-135460, 333-135461, 333-148602, 333-152105, 333-157499, 333-161672, 333-167895, 333-167896, 333-189710) pertaining to the 1998 Stock Incentive Plan, the 2000 Outside Director Stock Option Plan, the 2000 Employee Stock Purchase Plan, the 2001 Non-Officer, Non Director Employee Stock Incentive Plan, the 2004 Stock Incentive Plan, the 2007 Equity Inducement Plan, the 2009 Equity Inducement Plan, the Amended and Restated 2004 Stock Incentive Plan, the 2010 Employee Stock Purchase Plan and the 2013 Stock Incentive Plan of The Medicines Company and Registration Statement (Form S-3 Nos. 333-139987 and 333-190568) on Form 8-K/A of our report dated August 5, 2013 relating to the financial statements of Profibrix B.V. and its subsidiary, a development stage company, as of and for the year ended December 31, 2012 and for the period from January 29, 2004 (inception) through December 31, 2012, appearing in this Form 8-K/A of The Medicines Company.

/s/ Deloitte Accountants B.V.

October 9, 2013